UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

One Lincoln Street, Boston, Massachusetts		02111
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:   (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.              Departure of  Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2006, the Board of Directors of the Registrant (the “Board”) elected Maureen Miskovic, Peter Coym and Amelia Fawcett to the Board.  There are no arrangements or understandings between any of them and any other persons pursuant to which they were selected as a director.

The new directors will be entitled to a pro rata share of the 2006-2007 director compensation arrangements previously disclosed in a Form 8-K filed April 21, 2006.

James Malerba, 52, has been appointed as the Registrant’s Corporate Controller.  Pamela Gormley, who previously served as Corporate Controller, will continue as an Executive Vice President of the Registrant and serve as head of corporate systems and operations.  Each appointment is effective as of December 21, 2006.  Mr. Malerba is a Senior Vice President of the Registrant and has worked for the Registrant since November 2004, most recently as Deputy Corporate Controller.  Prior to joining the Registrant, Mr. Malerba held a similar position at Bank of America and FleetBoston Financial Corporation.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

99.1         Press release dated December 22, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ David C. Phelan

Name:	David C. Phelan
Title:	Executive Vice President and
General Counsel

Date: December 22, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 22, 2006.